UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2024

Everest Consolidator Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41100	86-2485792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 MacArthur Blvd Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 610-0835

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one Warrant	MNTN.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	MNTN	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MNTN WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 22, 2024, Everest Consolidator Acquisition Corporation (the “Company”) convened a special meeting of stockholders (the “Special Meeting”). As of the close of business on November 7, 2024, the record date for the Special Meeting, there was an aggregate of 7,158,254 shares of the Company’s common stock outstanding (consisting of 2,845,754 shares of the Company’s Class A common stock, par value $0.0001 per share, issued in the IPO (the “Public Shares”) and 4,312,500 shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Public Shares, the “Common Stock”)), each of which was entitled to one vote with respect to the proposals presented at the Special Meeting. A total of 6,297,313 shares of Common Stock, representing approximately 87.97% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum. The proposals listed below are described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on November 18, 2024 and supplemented on November 20, 2024. A summary of the proposals presented to and considered by the stockholders of the Company and the voting results at the Special Meeting is set forth below:

(1) The Extension Amendment Proposal — a proposal, to amend the Company’s Charter to provide the Board with the right to extend the Combination Period up to an additional six (6) times for one (1) month each time, from November 23, 2024 to May 23, 2025 (i.e., for a period of time ending 42 months after the consummation of its IPO). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
6,219,496	77,817	0

(2) The Trust Amendment Proposal — a proposal, to adopt the Trust Amendment to the Trust Agreement, to allow the Company to extend the Combination Period up to an additional six (6) times for one (1) month each time from November 23, 2024 to March 23, 2025, the Extended Date, by depositing into the Trust Account, for each one-month extension, the Extension Payment of $10,000. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
6,219,496	77,817	0

(3) The Adjournment Proposal – The proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to approve the Extension Amendment Proposal and the Trust Amendment Proposal (together, the “Extension Proposals”) or if we determine that additional time is necessary to effectuate the Extension, was not presented at the Special Meeting, as the Extension Proposals received a sufficient number of votes for approval.

In connection with the Special Meeting, shareholders holding 2,817,827 Public Shares (representing approximately 99.02% of the Company’s outstanding Public Shares and approximately 39.37% of the Company’s outstanding shares of Common Stock generally) exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST CONSOLIDATOR ACQUISITION CORPORATION

By:	/s/ Adam Dooley
	Name:	Adam Dooley
	Title:	President and Chief Executive Officer

Dated: November 29, 2024

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